PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 1st day of October, 2008 among Sun Life Assurance Company of Canada (U.S.), (hereinafter "Sun Life (U.S.)"), a life insurance company organized under the laws of the State of Delaware, on behalf of itself and certain of its separate accounts,; Sun Life Insurance and Annuity Company of New York, (hereinafter "Sun Life (N.Y.)"), a life insurance company organized under the laws of the State of New York, on behalf of itself and certain of its separate accounts, as set forth on Attachment B, as may be amended from time to time; AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, Sun Life (U.S.) and Sun Life (N.Y.) propose to issue certain multi-manager variable life insurance policies and/or variable annuity contracts that provide certain funds (“Funds”) of the Series as investment options (the “Contracts”);

WHEREAS, Sun Life (U.S.) and Sun Life (N.Y.) have established pursuant to Delaware and New York insurance law, respectively, one or more separate accounts (each, an “Account”) for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Securities Act of 1933 (the “1933 Act”) and the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, Sun Life (U.S.) and Sun Life (N.Y.) have registered or will register the Contracts (unless the Contracts are exempt from such registration) with the Commission under the 1933 Act for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended;

WHEREAS, the Series has received a “Mixed and Shared Funding Order” from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, certain Funds listed in Attachment A to this Agreement will serve as certain of the underlying investment mediums for the Contracts; and

WHEREAS, CRMC is the investment adviser for the Series.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Sun Life (U.S.) and Sun Life (N.Y.), the Series and CRMC hereby agree as follows:

1.           The Series and CRMC each represents and warrants to Sun Life (U.S.) and Sun Life (N.Y.) that:  (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series has been filed with the Commission in the form previously delivered to Sun Life (U.S.) and Sun Life (N.Y.) , and copies of any and all amendments thereto will be forwarded to Sun Life (U.S.) and Sun Life (N.Y.) at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (c) the Series’ registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the “Prospectus”) shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Sun Life (U.S.) and Sun Life (N.Y.) expressly for use therein.

2.           The Series will furnish to Sun Life (U.S.) and Sun Life (N.Y.) such information with respect to the Series in such form and signed by such of its officers as Sun Life (U.S.) and Sun Life (N.Y.) may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct.  The Series will advise Sun Life (U.S.) and Sun Life (N.Y.)  immediately of:  (a) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (b) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (c) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

3.           The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

4.           The Series agrees to make shares of the Funds listed on Attachment A hereto available to the Contracts.  Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Sun Life (U.S.) and Sun Life (N.Y.) for a given Account at the net asset value of the respective class of the respective Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series.  All transactions in Account shares shall be executed through the Omnibus Accounts of Sun Life (U.S.) and Sun Life (N.Y.) (“Omnibus Accounts”).  For purposes of this Paragraph 4, Sun Life (U.S.) and Sun Life (N.Y.) shall be a designee of the Series for receipt of such orders from each Account (but not with respect to any Fund shares that may be held in the general account of each of the Companies), and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by the Series; provided that the Series receives notice of such order by 8:30 a.m. Eastern time on the following Business Day (“Next Business Day”).  “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Series calculates the net asset values of each class of shares of each Fund pursuant to the rules of the Commission.  The Series will make the shares of each class of each Fund available indefinitely for purchase at the applicable net asset value per share by Sun Life (U.S.) and Sun Life (N.Y.) and their Accounts on those days on which the Series calculates the net asset values of each such class pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset values on each day on which the NYSE is open for trading.  The Series shall make the net asset value per share for each class of each Fund available to Sun Life (U.S.) and Sun Life (N.Y.) on a daily basis as soon as reasonably practical after the Series calculates such net asset values per share, and the Series shall use its best efforts to make such net asset values per share available to State Street Bank, the transfer agent for Sun Life (U.S.) and Sun Life (N.Y.), by 6:30 p.m. Eastern time, or in such other manner mutually agreed upon by the parties.  In the event the Series is unable to make the 6:30 p.m. deadline stated herein, it shall provide additional time for Sun Life (U.S.) and Sun Life (N.Y.) to place orders for the purchase and redemption of shares.  Such additional time shall be equal to the additional time which the Series takes to make the closing net asset value available to Sun Life (U.S.) and Sun Life (N.Y.).  CRMC and the Series shall report to Sun Life (U.S.) and Sun Life (N.Y.) any material error in the calculation or reporting of the net asset values, dividends or capital gain information as soon as practicable upon discovery. If CRMC and the Series provide materially incorrect share net asset values, the Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset values. The Series and CRMC are responsible for calculating and maintaining net asset values for each class of each Fund in accordance with the requirements of the 1940 Act and the Series’ then current Prospectus.  Payments for shares purchased and redeemed will be made in federal funds transmitted via Fed wire (or as otherwise mutually agreed upon by the parties)  to Sun Life (U.S.) and Sun Life (N.Y.) on the Next Business Day following receipt by Sun Life (U.S.) and Sun Life (N.Y.) of the order (unless the Series determines and so advises Sun Life (U.S.) and Sun Life (N.Y.) that payment for shares purchased is unnecessary as sufficient proceeds are available from redemption of shares of other Funds effected pursuant to redemption requests tendered by Sun Life (U.S.) and Sun Life (N.Y.)), and Sun Life (U.S.) and Sun Life (N.Y.) and the Fund shall each use commercially reasonable efforts to transmit (or cause to be transmitted) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on such  Business Day.  Upon receipt of federal funds, such funds shall cease to be the responsibility of the sender and shall become the responsibility of the recipient.  Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any shares, Sun Life (U.S.) or Sun Life (N.Y.) and the Series will settle the purchase and redemption transactions referred to herein via the NSCC Fund/SERV platform settlement process (or as otherwise agreed upon by the parties) on the next Business Day following the effective trade date.  The Series will provide to Sun Life (U.S.) or Sun Life (N.Y.) a daily transmission of positions and trading activity taking place in the Omnibus Accounts using Sun Life (U.S.) or Sun Life (N.Y.) affiliate’s proprietary Inventory Control System (“ICS”).

Any purchase or redemption request for Fund shares held or to be held in the general account of Sun Life (U.S.) or Sun Life (N.Y.) shall be effected at the closing net asset value per share next determined after the Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Series in federal funds prior to close of business for determination of such value, as defined from time to time in the Series Prospectus.

The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority.

5.           The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in shares of a class of the Funds as may be offered from time to time in the Contracts.  The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.           Transfer of the Series’ shares will be by book entry only.  No stock certificates will be issued to the Account.  Shares ordered from a particular Fund will be recorded by the Series as instructed by Sun Life (U.S.) and Sun Life (N.Y.) in an appropriate title for the corresponding Account or Subaccount.

7.           The Series shall furnish notice promptly to Sun Life (U.S.) and Sun Life (N.Y.)  of any dividend or distribution payable on any shares underlying Subaccounts.  Sun Life (U.S.) and Sun Life (N.Y.)  hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding Subaccount in additional shares of that Fund.  The Series shall notify Sun Life (U.S.) and Sun Life (N.Y.)  of the number of shares so issued.  Sun Life (U.S.) and Sun Life (N.Y.) reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.           The Series shall redeem its shares in accordance with the terms of its then current Prospectus.  For purposes of this Paragraph 8, Sun Life (U.S.) and Sun Life (N.Y.) shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by the close of the NYSE which is 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 10:00 a.m. Eastern time on the Next Business Day.  Sun Life (U.S.) and Sun Life (N.Y.) shall purchase and redeem the shares of Funds offered by the then current Prospectus of the Series in accordance with the provisions of such Prospectus.

9.           The Series shall pay all expenses incidental to its performance under this Agreement.  The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account.  The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series’ shares subject to this Agreement.  The Series will provide Sun Life (U.S.) and Sun Life (N.Y.), at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10.           Sun Life (U.S.) and Sun Life (N.Y.) shall bear the expenses for the cost of preparation and delivery of Series prospectuses (and supplements thereto) to be sent to prospective Contract owners.  The Series shall provide, at its expense, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Sun Life (U.S.) and Sun Life (N.Y.) once each year (or more frequently if the prospectus for the Series is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series, printed together in one or more documents (such printing to be done at ’ the expense of Sun Life (U.S.) and Sun Life (N.Y.) with respect to prospective investors).

11.           Sun Life (U.S.) and Sun Life (N.Y.) represent and warrant to the Series that any information furnished in writing by Sun Life (U.S.) and Sun Life (N.Y.) to the Series for use in the registration statement of the Series will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.           Sun Life (U.S.) and Sun Life (N.Y.) and their affiliates shall make no representations concerning the Series’ shares except those contained in the then current Prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series’ Prospectus, in information published on the Series’ or CRMC’s internet site, or in materials approved by AFD, as provided in the Business Agreement in effect among Sun Life (U.S.) and Sun Life (N.Y.), AFD, and CRMC dated as of _________, 2008 (the “Business Agreement”).

13.           Shares of the Series may be offered to separate accounts of various insurance companies in addition to Sun Life (U.S.) and Sun Life (N.Y.).  The Series, Sun Life (U.S.) and Sun Life (N.Y.) each represents, warrants and covenants that no shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder (the “Code”) (“Section 817”).  The Series agrees that each Fund will comply with the diversification requirements of Section 817.  The Series also agrees to maintain each Fund’s qualification as a “regulated investment company” (“RIC”) under the Code.  The Series will provide Sun Life (U.S.) and Sun Life (N.Y.) with securities holdings reports for each Fund within ten days after each calendar quarter.

14.           The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict.  Each party shall report to the other party any potential or existing conflict of which it becomes aware.  The Board of Trustees of the Series shall promptly notify Sun Life (U.S.) and Sun Life (N.Y.) of the existence of irreconcilable material conflict and its implications.  If such a conflict exists, Sun Life (U.S.) and Sun Life (N.Y.) will, at their own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

15.           Sun Life (U.S.) and Sun Life (N.Y.) agree to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Sun Life (U.S.) and Sun Life (N.Y.):  (a) making untrue statements of material facts or omitting material facts in a Contract’s registration statement, prospectus, statement of additional information, semi-annual or annual reports to Contract owners or sales literature for the Contracts; (b) making untrue statements of material facts that the Series includes in the same materials of the Series, provided that Series relies on information supplied by Sun Life (U.S.) and Sun Life (N.Y.); (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Sun Life (U.S.) and Sun Life (N.Y.) with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

16.           The Series and CRMC each agrees to indemnify and hold Sun Life (U.S.) and Sun Life (N.Y.) harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Sun Life (U.S.) and Sun Life (N.Y.) may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series’, or CRMC’s:  (a) making untrue statements of material facts or omitting material facts in the Series’ registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that the Series includes in its materials, provided Sun Life (U.S.) and Sun Life (N.Y.) relies on information supplied by the Series; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series with respect to the sale of the Contracts or Fund shares or the operation of the Series or a Fund;  (d) failure of the Series to comply with any Fund’s investment objectives, policies and restrictions; (e) breaching this Agreement or a representation or warranty, including, but not limited to, the representations, warranties and covenants in Section 13 and (f) arise from any incorrect calculation of net asset value by the Series or CMRC, which differs by no less than 50 basis points from the accurate net asset value calculation.

17.           Sun Life (U.S.) and Sun Life (N.Y.) shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.

18.           The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement.  Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute.  This Agreement will terminate:

(a)	by mutual agreement at any time; or

(b)	any party at any time upon six months written notice to the other parties; or

(c)
at the option of Sun Life (U.S.) and Sun Life (N.Y.) or the Series upon ten calendar days prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(d)	at the option of Sun Life (U.S.) and Sun Life (N.Y.), upon ten calendar days prior written notice, if shares of the Series are not reasonably available;

(e)
at the option of Sun Life (U.S.) and Sun Life (N.Y.), immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan; or

(f)
in the event the Series’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Sun Life (U.S.) and Sun Life (N.Y.); in such event prompt notice shall be given by Sun Life (U.S.) and Sun Life (N.Y.) or the Series to the other party.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

19.           All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:  (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Sun Life (U.S.):
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park
Wellesley Hills, Massachusetts  02481
Attention: General Counsel

If to Sun Life (N.Y.):
Sun Life Insurance and Annuity Company of New York
One Sun Life Executive Park
Wellesley Hills, Massachusetts  02481
Attention: General Counsel

If to Series:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California  90071
Attention:  Michael J. Downer, Senior Vice President
Facsimile No.: 213-486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California  90071
Attention:  Kenneth R. Gorvetzian, Vice President and Senior Counsel,
      Fund Business Management Group
Facsimile No.:  213-486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:  Michael J. Downer, Senior Vice President and Legal Counsel,
      Fund Business Management Group, and Secretary
Facsimile No.:  213-486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California  90071
Attention:  Kenneth R. Gorvetzian, Vice President and Senior Counsel,
      Fund Business Management Group
Facsimile No.:  213-486-9041

20.           If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

21.           If this Agreement terminates, the Series, at  option of Sun Life (U.S.) and Sun Life (N.Y.), will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales.  Sun Life (U.S.) and Sun Life (N.Y.) agree not to redeem shares unless (i) the Agreement is terminated pursuant to Section 18(e) or 18(f); (ii) legitimately required to do so according to a Contract owner’s request; or (iii) under an order from the Commission or pursuant to vote of Contract owners.

22.           The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series’ assets.  When seeking satisfaction for any liability of the Series in respect of this Agreement, Sun Life (U.S.) and Sun Life (N.Y.) and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction.  Notwithstanding the foregoing, if Sun Life (U.S.) and Sun Life (N.Y.) seek satisfaction for any liability of the Series in respect of this Agreement, Sun Life (U.S.) and Sun Life (N.Y.) (each on behalf of itself or any Account) may seek recourse against CRMC.

23.           This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

24.           This Agreement and the parties’ rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto.  Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

25.           The following Paragraphs shall survive any termination of this Agreement:  4, 15, 16, 19-25.

26.           Exclusively for purposes of this section, the terms listed below shall have the following meanings.

The term "Funds" shall refer to the Funds on Attachment A, and includes (i) any investment adviser to or administrator for the Funds; (ii) the principal underwriter or distributor for the Funds; or (iii) the transfer agent for the Funds.

The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the Investment Company Act of 1940 that are held by the Company through one or more of its Accounts.

The term "Shareholder" means the holder of interests in a variable annuity contract or variable life insurance policy issued by the Company ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund (a "purchase"), but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs or similar programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (2) pursuant to a Contract death benefit; (3) pur5suant to a step-up in Contract value pursuant to a Contract death benefit or an automatic living benefit; (4) as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; (5) pursuant to prearranged transfers at the conclusion of a required free look period; or (6) pursuant to any other similar type of transactions that does not require any current or ongoing action by the Shareholder.

The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund (a "redemption"), but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (2) as a result of any deduction of charges or fees under a Contract; (3) as a result of scheduled withdrawals or surrenders from a Contract; (4) as a result of payment of a death benefit or a living benefit from a Contract; or (5) as a result of any other similar type of transaction that does not require any current or ongoing action by the Shareholder.

The term "written" includes electronic writings and facsimile transmissions.

Sun Life (U.S.) and Sun Life (N.Y.) agree to provide the Funds or its designee, promptly upon written request, with the following Shareholder information: (a) the taxpayer identification number (“TIN”), the Individual Taxpayer Identification Number (“ITIN”), or other government issued identifier (“GII”), (b) the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and (c) the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Sun Life (U.S.) and Sun Life (N.Y.) during the period covered by the request.  Unless otherwise specifically requested by the Funds, Sun Life (U.S.) and Sun Life (N.Y.) shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder- Initiated Transfer Redemptions.

Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Funds may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Series for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

Funds requests for Shareholder information shall be made no more frequently than quarterly except as the Funds deems necessary to investigate compliance with policies established by the Series for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

Sun Life (U.S.) and Sun Life (N.Y.) agree to provide, promptly upon request of the Funds or its designee, the requested Shareholder Information.  If requested by the Funds or its designee, Sun Life (U.S.) and Sun Life (N.Y.) agree to use their best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified hereof is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Funds or its designee, promptly either (i) provide (or arrange to have provided) the Shareholder Information for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Funds.  Sun Life (U.S.) and Sun Life (N.Y.) additionally agree to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Funds or its designee, Sun Life (U.S.) and Sun Life (N.Y.). Unless otherwise agreed to, the format of such responses shall be the NSCC Standardized Data Reporting Format. For purposes of this paragraph, the Funds or its designee, Sun Life (U.S.) and Sun Life (N.Y.) agree that "promptly" shall mean as soon as practicable in light of all of the facts and circumstances relating to the written request, including such facts and circumstances as the timing of the receipt of the written request, the volume of information requested, the circumstances prompting the written request, and the availability of the information requested in the format agreed upon.

The Funds agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

The Fund agrees to indemnify and hold harmless Sun Life (U.S.) and Sun Life (N.Y.) from any and all liability, claim, loss, demand, damages, civil penalties, costs and expenses (including reasonable attorney’s fees) arising in connection with any third party claim or action brought against Sun Life (U.S.) and Sun Life (N.Y.) as a result of any unauthorized disclosure of any Shareholder Information provided to the Fund in response to a written request for such information pursuant to the terms of this Agreement. Notwithstanding any termination of this Agreement, this paragraph regarding indemnification shall survive.

Sun Life (U.S.) and Sun Life (N.Y.) agree to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of the Fund’s Shares (directly or indirectly through each Company’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are affected directly or indirectly through Sun Life (U.S.) and Sun Life (N.Y.).  Instructions must be received by Sun Life (U.S.) and Sun Life (N.Y.) at the following address, or such other address that Sun Life (U.S.) and Sun Life (N.Y.) may communicate to the Funds in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

Sun Life Financial
Operations Control
One Sun Life Executive Park, SC 4319
Wellesley Hills, MA  02481
Attn:                      Assistant Vice President,
Operations Control

Facsimile:  781-304-5386

With a copy to:

Sun Life Financial
Law Department
One Sun Life Executive Park, SC 2335
Wellesley Hills, MA  02481
Attn:                      Assistant Vice President,
Product Development

Facsimile:  781-237-0707

The Funds' written instructions must include (a) the TIN, ITIN or GII,  (b) the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and (c) the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place.  If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the written instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon the request of Sun Life (U.S.) and Sun Life (N.Y.), the Fund agrees to provide to Sun Life (U.S.) and Sun Life (N.Y.), along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the Shareholder that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

Sun Life (U.S.) and Sun Life (N.Y.) agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Sun Life (U.S.) and Sun Life (N.Y.).

Sun Life (U.S.) and Sun Life (N.Y.) must provide written confirmation to the Funds that instructions have been executed.  Sun Life (U.S.) and Sun Life (N.Y.) agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

To the extent this section conflicts with any other section of this Agreement, then this section shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) (on behalf of itself and each Account)

By:  _______________________________
For the President
Name:

By:  _______________________________
For the Secretary
Name:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF New York (on behalf of itself and each Account)

By:  _______________________________
For the President
Name:

By:  _______________________________
For the Secretary
Name:

AMERICAN FUNDS INSURANCE SERIES

By:  _______________________________
Its:  President

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:  _______________________________
Its:   President

Attachment A

American Funds Insurance Series:

[add appropriate funds]

Attachment B

Separate Accounts:

[add appropriate Separate Accounts]